UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 24, 2011

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code	610-293-0600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.          Results of Operations and Financial Condition

On October 26, 2011, Safeguard Scientifics, Inc. (the “Company”) issued a press release setting forth the Company’s financial information for the third quarter ended September 30, 2011.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Named Executive Officer
On October 24, 2011, Kevin Kemmerer resigned as Executive Vice President and Managing Director, Technology of the Registrant, effective immediately. Mr. Kemmerer and the Registrant have agreed that Mr. Kemmerer’s resignation will be treated as having been for “good reason,” as defined in Mr. Kemmerer’s agreement with the Registrant dated December 29, 2008 (filed as Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008), as supplemented and amended by an agreement dated December 14, 2009 (filed as Exhibit 10.10.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009), and Mr. Kemmerer will receive the severance benefits described in those agreements.

ITEM 9.01.          Financial Statements and Exhibits

(d)       Exhibits

99.1	Press Release dated October 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	October 26, 2011	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel